                                                                    EXHIBIT 10.4
                       AGREEMENT FOR BILLING SERVICES BY

                                 TEL LABS, INC.

Whereas Tel Labs, Inc., a Virginia Corporation ("Labs") is a

data processing firm; and

Whereas Esprit  Telecom,  a Jersey,  Channel  Islands  Corporation  ("Customer")
                            -------------------------
desires to use the services of Labs to produce telephone bills; and

Whereas Labs and Customer desire to reduce their respective rights, obligations and duties to writing (the Agreement);

Now Therefore in consideration of the mutual covenants contained herein as well as other good and valuable consideration the sufficiency of which is hereby acknowledged Labs and Customer agree to be bound to the following terms and conditions:

Section 1. Description of Services.
           ------------------------
           "Billing Services" under this Agreement are the preparation and rendering of bills or tapes which can be used to produce invoices for telecommunication related service charges on behalf of Customer. The service includes but is not limited to the following:

           (a) Prebilling formatting of call detail records ("CDR") for bill preparation; (b) appending the CDR records with pertinent billing information; (c) applying tax information supplied to Labs by Customer; (d) rating Customer's CDR'S; (e) provide Customer management reports; and if requested and at an additional cost to Customer (f) printing and mailing of end user bills.

           Labs will use its best efforts to process Customers CDR's within forty-eight (48) hours of receipt by Labs. Labs shall have no obligation to determine the authenticity, genuineness or accuracy of items delivered by Customer or the accuracy or correctness of the invoices or reports generated therefrom.

Section 2. Setup of New Accounts.
           ----------------------
           Labs will provide a tested billing system to Customer with approved design specifications and objectives for processing Customer billing as described herein within thirty (30) days of final ratification of this Agreement provided that Customer supply Labs with all of the necessary information to complete the Customer's billing system. The cost to set up a new account shall be One Thousand Dollars ($1,000).

                                       l

            The information needed by Labs shall include, but shall not be limited to the following:

           a) a test tape containing Customer's CDR'S.

           b) Customer will select a bill format which is acceptable to Labs.

           c) Customer will provide Labs with a camera ready Logo which they wish to appear on their printed bills. (if applicable).

           d) Customer, will provide Labs with completed rate tables in a form acceptable to Labs.

           e) Customer will provide it's end user information (i.e. name, address, monthly charge and discounts, if any).

           f) Customer will provide Labs with the tax information they wish Labs to apply.

Section 3. Monthly Service.
           ---------------

           3.1   Customer's CDR'S.
                 -----------------

                 Customer shall provide Labs with all of the CDR's it wishes Labs to process. To insure that Customer receives credit for all of its answered CDR'S; Labs will provide Customer with a facsimile transmission describing each tape which Labs has received and the number of answered phone calls contained therein ("Receipt Report"). Labs will telephone Customer to advise him that the Receipt Report has been sent. Customer must acknowledge the receipt of the Receipt Report and confirm the number of answered phone calls within 48 hours of delivery of the Receipt Report. If Customer shall fail to respond to the Receipt Report, Labs shall have no responsibility for processing any more or less than the number of answered phone calls it reported to Customer on its Receipt Report.

                 Labs will send all facsimile transmissions including the Receipt Report to _____ or to any other facsimile number provided in writing to Labs.

           3.2   Customer's Rate Tables.
                 -----------------------
                 Prior to processing any of Customer's CDR'S; Customer shall provide, in a format acceptable to Labs, the rate table(s) Customer would like Labs to apply to its CDR'S. Customer may modify, change or amend its rate tables as often as they desire. Customer will advise Labs, in writing, of any changes to the rate tables it would like Labs to apply. In order to be applied to next months billing cycle, all changes must be received in a format acceptable to Labs no later than the 25th day of the month preceding its desired application. Should Customer fail to provide Labs with updated rate tables prior to the 25th day of the previous month, Labs will apply the rate tables it used in the preceding months billing cycle. If an incorrect rate table is used due to an error by Customer; then Customer's CDR's will be rerated at Customer's expense. Each time Customer's CDR'S are rated, Customer shall be billed as provided for in paragraph 4. If an incorrect rate table is used due to an error by Labs; then Customer's CDR's will be rerated at no cost to Customer. Labs shall not be liable for any incidental or consequential damages which might arise out of the use of an incorrect rate table.

           3.3   Customer's Tax Tables.
                 ----------------------
                 Customer acknowledges that Labs is a data processing firm and is neither a taxing expert, nor a taxing agent or representative of the Federal, State or any Local Governmental agency. In the application of Billing Services, Labs shall apply taxes based on the tax information provided by the Customer. Labs will apply such tax information without warranty as to accuracy, completeness or applicability to Customer's end users. In the event Customer or its tax information vendor modifies, changes or amends their tax tables in such a way as to cause Labs the necessity of modifying or amending the means in which it applies said taxes, then Customer will reimburse Labs for the time it takes to amend or modify its Billing Program in order to apply the changes in the tax information.

           3.4   Indemnification by Customer.
                 ----------------------------
                 The Customer shall pay, indemnify and hold Labs harmless from any liability, claims or demands (including costs, expenses and reasonable attorney's fees) resulting from any federal, state or local taxing authority's assessments, including interest and penalties, that may result from challenges to the applicability or correctness of the tax information provided by the Customer.

                 The Customer shall also pay, indemnify and hold Labs harmless from any liability, claims or demands (including costs, expenses and reasonable attorney's fees) from and against any tax, penalty or interest which may be due or claimed to be due as a result of Customer's failure to collect and/or pay any federal, state or local tax(es).

           3.5.  Vertex Users Group Fees.
                 ------------------------

                 If Customer elects to use Vertex as its source for tax information and compliance, it does so at its own risk. Customer acknowledges that Labs is not an owner, agent or supplier of Vertex. Labs has purchased the Vertex tax database solely as an accommodation for use by Customer at its own election. Labs will not mark up the cost of the Vertex data base. Labs will make that data base available to Customer on a cost basis. Customer will pay its proportionate share of the cost of Vertex on an annual basis. Customer's proportionate cost shall be based entirely on the number of users in the Vertex data base users group. That cost will be determined by dividing the annual cost of Vertex by the total number of users in the Vertex Users Group.

           3.6   Customer Tax Information.
                 -------------------------
                 Labs shall, at Customers request, furnish Customer with any and all information in Labs possession relating to the taxes Customer requested Labs to apply. Such information shall be in the format normally used by Labs. If a change in format or additional information is required by the Customer in order to prepare and file tax returns, the requested format or information shall be supplied and Customer shall reimburse Labs for its costs of providing such additional information or change in format. The requested information shall be furnished by Labs to the extent permitted by law and without warranty as to accuracy or completeness.

           3.7   Telephone Maintenance System.
                 -----------------------------
                 Telephone Maintenance System (PM) is a software program designed and owned by Labs. It is a program that can assist Customer in its day to day management of its telephone business. It can maintain Customer's data base of end users and end user information. Customer can then use this information in a convenient format to analyze account receivables, calling patterns and other pertinent information. If Customer elects to use PM, Labs will supply Customer with a basic copy of PM free of charge. If Customer is using PM, Labs will supply Customer on a monthly basis an update to Customer's client data base. That update will provide Customer with its end users billing activity for the immediately preceding month.

           3.8   Training.
                 ---------
                 If Customer elects to use PM, Labs will, at no cost to customer, provide four (4) hours of training at Labs corporate office in Chantilly, Virginia. All additional training requested will be billed on an hourly rate as defined in paragraph 4.2. After the initial PM training, any PM support questions will be billed at the hourly rates provided for in paragraph 4.2.

           3.9   Management Reports.
                 -------------------

                 Labs will produce on a monthly basis a traffic termination report and a revenue report. The termination report will be provided on a LATA basis. The revenue report will be provided on an account basis. Labs will [CANNOT READ] at Customer's expense any additional management reports they desire.

           3.10  Liability.
                 ----------
                 Liability under this agreement shall be as follows:

                 3.10.1 Customer shall retain a copy of the billing detail records it furnished Labs for ninety (90) days from the date delivered to Labs.

                 3.10.2 If Labs discovers an error or omission in the data furnished to it by Customer, Labs will notify the Customer of such error or omission within sixty (60) days of its receipt. If Customer supplies Labs with corrected data, Labs will rerate Customer's CDR's at Customer's expense. If Customer fails to provide the correct data within five days of Labs request, Labs will have no liability for any damages arising from failure to provide Billing Services to an affected end users.

                 3.10.3 If Customer discovers an error or omission in the data it furnished Labs within sixty (60) days of its submission: Customer will correct the error or omission and resubmit the data to Labs. Labs will rerate the data and provide Customer with appropriate end user bills or adjustment information. Labs will have no liability for any damages which might arise out of generating incorrect end user invoices based upon incorrect or omitted data provided by Customer.

                 3.10.4 If Customer billing detail is not available because Labs lost or damaged records or incurred processing system outages, Labs will attempt to recover the lost Customer billing detail. If the lost or damaged Customer billing detail cannot be recovered, the Customer will be asked to resupply the Customer billing detail. If the Customer has not complied with the retention requirements of paragraph 3.10.1, Labs will have no liability.

                 3.10.5 If Customer discovers an error in the application of Billing Services provided by Labs, it will notify Labs of the discovered error. Labs will make a reasonable effort to correct the error and bill the appropriate end user within the limits permitted by law. Labs shall have no liability for errors which are discovered more than sixty days from the date of Customer's end user bill. If the error was discovered within sixty (60) days of the affected end users bill, Labs will rerate the affected data and produce adjustment information for the Customers use. Labs liability under paragraph 3.10.5 shall be limited to the amount of the discovered error which remains uncollected from Customer's end user 120 days after the end user has been billed for the amount in error. In no event shall Labs liability ever exceed the amount Labs receive from Customer for Billing Service provided to Customer during the sixty (60) days immediately prior to the discovered error. Notwithstanding anything to the contrary contained herein these corrections will be paid for by Labs only if the Customer's billing specifications provided to Labs completely and accurately address the circumstances under which the billing errors were discovered.

                3.10.6   IN THE ABSENCE OF WILLFUL MISCONDUCT, LABS
                         SHALL HAVE NO LIABILITY FOR DAMAGES TO THE CUSTOMER OR TO ANY OTHER PERSON OR ENTITY OTHER THAN AS SET FORTH IN PARAGRAPH 3.10.

Section 4.  Charges and Fees.
            -----------------

           4.1   Base Charges.
                 -------------
                 The base charge for the application of Billing Services is directly related to a Term Commitment, the type of format Customer request and the source of where an end user bill is produced. If Customer wishes to have its end users call detail appear on the Local Exchange Carrier (LEC) bill, they will need to instruct Labs to prepare its CDR's in an EMI format. If Customer would prefer to bill its end users directly as opposed to having them billed on the LEC invoice, Customer will need to instruct Labs to process its CDR's in Labs standard format. The cost for Billing Services is provided on the attached Exhibit A.

                 Notwithstanding anything to the contrary contained herein, if Customer is currently billing more than one hundred thousand (100,000) CDR's per month, Customer may elect an initial term for this Agreement of two (2) or three (3) years. Should Customer elect to extend the initial term of this Agreement, Customer shall pay Labs a minimum Processing Fee, as described in Exhibit A attached hereto, each month for the entire term of this Agreement. In consideration for such, Labs will charge Customer a

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

                 reduced billing services fee for the term selected which coincides with the Labs fee schedule as presented in Exhibit A, attached hereto.

                 Early Termination of Extended Term Agreement: If Customer
                 ---------------------------------------------
                 elects to extend the initial term of this Agreement and should Customer terminate or breach this Agreement before the expiration of the full initial term elected by Customer upon execution hereof, Labs will recalculate and Customer shall pay to Labs a Labs Processing Fee for all CDR's processed under this Agreement based on the current Labs Processing Fee schedule at the one (1) year rate, attached hereto as Exhibit A, plus ten percent (10%) for each CDR processed under this Agreement, at Customer's monthly volume levels.

           4.2   Additional Services. Any services, updates or reports not
                 --------------------
                 specifically described in this Agreement shall be considered "Additional Services". Services, updates or reports which are specifically described in the Agreement, but which Customer request to be performed a second time shall be considered an "Additional Service(s)". Additional Services shall be billed at the hourly rates listed below:

                      Programming & System changes
                      by Senior Programmer                           $110.00 per hour*

                      Staff Programming                              $75.00 per hour*

                      Computer run time                              $100.00 per hour

                      Data input, keying & verifying                 $25.00 per hour

                      Customer Service Support                       $25.00 per hour

*Labs retains ownership of all programming and system changes billed at this rate.

           4.3   Customer Requests.
                 ------------------
                 All Customer requests for Additional Services shall be submitted in writing and include sufficient information needed by Labs to develop a suitable response. The information submitted by Customer must include a short narrative describing the goal Customer is attempting to accomplish by its request. The Customer may be asked to clarify or enhance the specifications and/or its narrative.

                 Labs will provide Customer, within seven business days of receipt by Labs of a request for Additional Service its cost estimate based on the above rates for the requested Additional Services. Labs will also provide an estimate of the completion date for the Additional Services. If Customer would like Labs to perform the Additional Services, Customer shall provide Labs with written authorization to begin the Additional Services and payment of one third (1/3) of the estimated expenses. The final bill for Additional Services shall be paid to Labs upon implementation of the Additional Services. Modifications, changes or amendments after the Additional Service(s) has been implemented shall be billed to Customer at the above rates.

                 The base charge and hourly figures quoted in paragraphs 4.1 and
                 4.2 are subject to change upon providing sixty (60) days written notice to the Customer.

                 4.3.1   Preauthorized Development and Implementation.
                         ---------------------------------------------
                         By written notification, Customer can preauthorize development and implementation of Additional Services. Upon receipt of such notice Labs will evaluate and begin development and implementation activities for the request. Customer will be charged the appropriate rates for these activities as described in paragraph 4.2.

                 4.3.2   Cancellation of Additional Services.
                         ------------------------------------
                         If Customer cancels a request for Additional Services after Labs has begun work on the request, Customer will compensate Labs for expenses incurred up to the point of cancellation, as well as any charges reasonably required to terminate Labs's activities.

           4.4   Right of Refusal.
                 -----------------
                 Labs reserves the right to refuse to develop or implement any Additional Services requested by Customer.

           4.5   Printing End User Bills.
                 ------------------------
                 Labs will arrange at Customer's request to have the Customer's end users bills printed. The cost for printing Customer's end users bills shall be 5.5 cents per page. If Customer elects to use its own print shop to produce its end users bill Labs will charge 1.0 cents per page to coordinate the printing process. The cost to stuff and mail end users invoices can also be arranged. All postage fees must be paid in advance. If Customer elects to have Labs handle the stuffing and mailing an estimate of postage cost will be provided to Customer. Customer will pay that fee prior to Billing Services being rendered.

           4.6   Travel Expenses.
                 ---------------
                 Customer will pay all reasonable out-of-pocket expenses for travel, lodging and the like incurred in the performance of this Agreement. Labs will submit statements to Customer for all expenses and Customer will pay such statements within thirty
                 (30) days of the date of the statement. If requested by Customer, Labs will provide documentation for such statements. Any amount that remains unpaid thirty (30) days after the date of the statement shall bear interest at the rate of one and one-half percent (1.5%) per month from the date of the statement.

Section 5. Payment.
           --------

           5.1   Amount Due Labs for Billing Services.
                 -------------------------------------

                 5.1.1   Billing Detail.
                         ---------------
                         An invoice for the amount due Labs for Billing Services will be provided to the Customer on a monthly basis. That invoice will be due within thirty
                         (30) days from the date of the invoice.

                 5.1.2   Payment Method.
                         ---------------
                         Settlement will be made by check postmarked at least two (2) days prior to the due date. If any portion of the amount due is received by Labs in funds which are not immediately available to Labs on its due date, Customer will incur a late payment charge. The Customer will have full responsibility for ensuring that payment is received so that it will be available by the due date. Time is of the essence with respect to Customers payment obligations.

                 5.1.3   Payment Detail.
                         ---------------
                         Any payment to Labs from the Customer must be accompanied by an indication of the invoice number being paid.

                 5.1.4   Late Payment Penalty.
                         ---------------------
                         Any payment not received by Labs as specified herein will be subject to a late payment penalty. The late payment penalty shall be 1.5% applied monthly (18% per annum).

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

                 5.1.5   Late Payment Resulting from Bank Error.
                         ----------------------------------------
                         Any late payment resulting from bank error will not be subject to the late payment penalty provided the sending party (party making payment) can verify that it was not at fault. It shall be the responsibility of the sending party to notify the banks involved and coordinate resolution of the discrepancy.

                 5.1.6   Right to Refuse to Provide Billing Services.
                         --------------------------------------------
                         Labs agrees to provide Billing Services on a monthly basis during the term of this Agreement. Customer agrees to pay for those Billing Services on a monthly basis. Labs reserves the right to deny Billing Services to Customer in the event any Billing Service invoice remains unpaid thirty (30) days from its invoice date. Labs shall have no obligation to continue to provide nor will it be liable for not providing Billing Services to Customer, if Customer shall have outstanding at any time invoices which remain unpaid more than thirty (30) days from its invoice date.

Section 6. Term
           ----

           6.1.1 Original Term and Renewal.
                 --------------------------
                 The Original Term of this Agreement shall begin with the execution hereof and shall continue for a period of three year(s) therefrom (Original Term) and shall automatically renew for a one (1) year period at the end of the Original Term of this Agreement and at the end of each renewal term until terminated by either party giving written notice of termination to the other party at least ninety (90) days before the end of the original or any renewal term.

           6.1.2 Early Termination of Extended Term Agreement.
                 ---------------------------------------------
                 If Customer elects to extended the initial term of this Agreement and should Customer terminate or breach this Agreement before the expiration of the full Original Term or any renewals thereof, elected by Customer upon execution hereof, Labs will recalculate and Customer shall pay to Labs a Labs Processing Fee for all CDR's processed under this Agreement based on the current Labs Processing Fee schedule at the one (1) year rate, attached hereto as Exhibit A, plus ten percent (10%) for each CDR processed under this Agreement, at Customer's monthly volume levels. This early termination will require a single lump sum payment.

           6.2   Minimum Annual Revenue Obligation.
                 ----------------------------------

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

                 The Customer will pay Labs a minimum annual revenue obligation of Twelve Thousand Dollars ($12,000) on or before the expiration of the Original Term. On each anniversary of the Original Term of the Agreement, Labs will review the previous year's billing revenue to determine if the minimum obligation has been met. For purposes of satisfying this minimum annual revenue obligation, the amount paid Labs by the Customer shall be determined by adding the total billing charges for services provided under this Agreement (this figure will not include the cost of printing, stuffing, postage and courier service). The Customer will be responsible to pay Labs the difference between the minimum annual revenue obligation and the actual revenue calculated by Labs should a short fall occur. Labs will invoice Customer for any short fall. Customer agrees to pay any short fall within thirty (30) days of the date of the invoice. Customer acknowledges that the minimum annual revenue obligation for the Original Term and any renewals is a mandatory take or pay requirement.

Section 7. Termination
           -----------

           7.1   Termination for Cause.
                 ----------------------
                 Labs or Customer may terminate this Agreement upon the breach of this Agreement by the other party. The party claiming a breach must identify in writing the specific details of the breach. All notices of a breach must provide that a failure to cure the breach within ninety (90) days for a nonmonetary breach and ten (10) days for a monetary breach will result in the termination of this Agreement.

           7.2   Termination for Non-Payment.
                 ----------------------------
                 If Customer fails to pay in full any invoice within the time frame provided for under this Agreement, Labs may notify Customer that such invoice is past due and provide a 10-day period for payment of the past due amount plus any late fee thereon. If Customer fails to pay the full amount of such invoice plus any late fee within the 10-day period, Labs may terminate this Agreement.

           7.3   Termination Upon Insolvency.
                 ----------------------------
                 If Customer (a) applies for or consents to the appointment of a receiver, trustee or liquidator of Customer for all of or a substantial part of its assets, (b) files a voluntary petition in bankruptcy or admits in writing its inability to pay its debts as and when due, (c) makes an assignment for the benefit of its creditors, (d) files a petition or an answer seeking a reorganization or an arrangement with creditors, or seeks to take advantage of any insolvency law, (e) performs any other act of bankruptcy, or (f) files an answer admitting the material allegations of a petition filed against Customer in any bankruptcy, reorganization or insolvency proceeding; or (g) an order, judgment or decree is entered by a court of competent jurisdiction adjudicating Customer a bankrupt or an insolvent, approving a petition seeking such a reorganization, or appointing receiver, trustee or liquidator of Customer for all of or a substantial part of its assets, or (h) there otherwise commences as to Customer or any of its assets any proceedings under any bankruptcy, reorganization, arrangement, insolvency, readjustment receivership or similar law or if any order, judgment, decree or proceeding continues unstated for more than sixty (60) consecutive days after any stay thereof expires; then this Agreement shall automatically terminate. Notwithstanding the foregoing in the event Customer is declared insolvent but is not liquidated, or is placed in receivership or conservatorship, or other similar actions are taken, the use of the Billing Services thereafter by any new owner, receiver, conservator, manager, or other agent or representative shall be deemed acceptance and assumption of this Agreement on the full terms and conditions contained herein.

Section 8. General
           -------

           8.1   Billing System Modifications By LABS.
                 -------------------------------------
                 The Customer may anticipate that modifications to Labs Billing Services may be required to implement billing changes as well as any new administrative and operating procedures. Labs will advise Customer of any changes or modifications when they occur.

           8.2   Waivers.
                 --------
                 No amendment or waiver of any provision of this Agreement and no consent to any default under this Agreement shall be effective unless the same shall be in writing and signed by or on behalf of the party against whom such amendment, waiver or consent is claimed. In addition, any failure by a party to strictly enforce any term, right or condition of the Agreement shall not be construed as a waiver of such term, right or condition.

           8.3   Assignment.
                 -----------
                 Any assignment by the Customer of any right, obligation or duty, in whole or in part, or of any other interest hereunder, without the written consent of Labs shall be null and void.

           8.4   Notice and Demands.
                 -------------------

                 Except as otherwise provided under this Agreement, all notices, demands or requests which may be given by either party to the other party shall be in writing and shall be deemed to have been duly given on the date delivered in person or deposited, postage prepaid, in the United States mail via Certified Mail, return receipt requested, and addressed as follows:

                      To Labs:                       To Customer:
                      --------                       ------------
                      Tel Labs, Inc.                 Esprit Telecom
                      4219 Lafayette Center Drive    2000 L St., NW Suite 200
                      Chantilly, VA 22021            Washington, DC 20036
                      Attn: Bryan K. Rachlin         Attn: Walt Anderson

                 If personal delivery is selected as the method of providing notice under this section, a receipt of such delivery shall be obtained.


           8.5   Force Majeure.
                 --------------
                 Labs shall not be held liable for any delay or failure in performance of this Agreement from any cause beyond its control, such as acts of God, acts of civil or military authority, government regulations, embargoes, epidemics, war, terrorist acts, riots, insurrections, fires, explosions, earthquakes, nuclear accidents, floods, strikes, power blackouts, volcanic action, other major environmental disturbances, unusually severe weather conditions, inability to secure products or services of other persons or transportation facilities, or acts of omission or commission by third parties.

           8.6   Third-Party Beneficiaries
                 -------------------------
                 This agreement shall not provide any person not a party to this Agreement with any remedy, claim, liability, reimbursement, cause of action or other right in excess of those existing without reference to this Agreement.

           8.7   Severability.
                 -------------
                 In the event that any of the provisions of this Agreement are held to be unenforceable or invalid by any court of competent jurisdiction, the validity and enforceability of the remaining provisions will not be affected, and in lieu of such invalid or unenforceable provision there shall be added automatically, as part of this Agreement, a provision as similar in terms as may be valid and enforceable.

           8.8   Relationship of Parties.
                 ------------------------
                 Labs, in providing services to Customer hereunder, is acting solely as an independent contractor and not as an employee. Nothing in this Agreement shall be construed as creating a partnership between the parties. Unless specifically provided for herein: (a) Labs does not undertake by this Agreement or otherwise to perform any obligation of Customer, whether regulatory or contractual, or to assume any responsibility for Customer's business or operations, and (b) Labs has the sole right and obligation to supervise, manage, contract, direct, procure or cause to be performed, all work to be performed by Labs under this Agreement.

           8.9   Non-Exclusivity.
                 ----------------
                 Nothing in this Agreement shall be construed as limiting the ability of Labs to offer the same or similar services to any other person or organization.

           8.10  Governing Law.
                 --------------
                 This Agreement shall be governed by the laws of the Commonwealth of Virginia with exclusive venue and jurisdiction of any disputes involving this Agreement in the U.S. District Court for the Eastern District of Virginia or (in the event subject matter jurisdiction cannot be established in the U.S. District Court) the Circuit Court for the County of Fairfax, State of Virginia.

           8.11  Entire Agreement.
                 -----------------
                 This Agreement constitutes the entire understanding between the parties and supersedes all prior understandings, oral or written representation, statements, negotiations, proposals and undertaking with respect to the subject matter hereof. The parties acknowledge that this Agreement contains commercially confidential information which may be considered proprietary by either or both parties, and the parties hereto agree to limit distribution of the Agreement to those individuals in their respective organizations with a need to know the contents of the Agreement.

           8.12  Proprietary Rights.
                 -------------------
                 Customer acknowledges that the billing system and other Labs systems consists of computer programs, procedures, forms, information and other materials which constitute trade secrets and property of great value owned by Labs. This billing system has been acquired through the expenditures of a great amount of time, effort, and money. Customer further acknowledges that any disclosure to others of any such trade secrets will result in substantial monetary loss and irreparable damage to Labs. Customer will treat all such programs, procedures, forms, information and materials confidentially and safeguard them by using the same procedures used by Customer for data Customer regards as confidential. Customer will not disclose to any person, directly or indirectly, except as required in the proper performance of this Agreement, any information regarding the billing system and/or any and all other Labs billing systems or the terms of this Agreement. All specifications, tapes, programs, enhancements and other materials developed in connection with this Agreement shall be the exclusive property of Labs. The provisions of this Section 8.12 shall survive any termination of this Agreement.

           8.13  Executed in Counterparts.
                 -------------------------
                 This Agreement may be executed in any number of counterparts, each of which shall be an original but such counterparts shall together constitute one and the same document.

           8.14  Headings.
                 ---------
                 The headings in this Agreement are for convenience and shall not be construed to define or limit any of the terms herein or affect the meanings or interpretation of this Agreement.

   WITNESS WHEREOF the parties have entered into this Agreement as of the date first written above.

(Esprit Telecom)                               (Tel Labs, Inc.)

          By: /s/ Walt Anderson                      By: /s/ Bryan K. Rachlin
              ----------------                           -------------------
          Name: Walt Anderson                        Name: Bryan K. Rachlin
                --------------
          Title: Chairman                            Title: CEO
                 -------------
          Date: 12/14/95                             Date: 12/29/95
                --------------                             -----------------

                                   EXHIBIT A

The cost for standard Labs formatting under a Three Year Term Commitment will
                                              --------------------------
be based on the following incremental scale.

     numbered of answered calls                price per answered call
     --------------------------                -----------------------
     The first      100,000                            0.01000
     The next       100,000                            0.00500
     The next       200,000                            0.00400
     The next       3,600,000                          0.00333
     All remaining calls                               0.00250

A monthly charge of $2,500 per month will be incurred for services provided by Gary Pai.

Each time Customer's data is processed by Labs for any type of Billing Service Customer shall be invoiced. Customer shall incur a minimum charge of One Thousand Dollars ($1,000) each time Labs processes Customer's data.